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                                                                  Exhibit 10.13




                        FORM OF ASSET TRANSFER AGREEMENT
                        --------------------------------



                  THIS ASSET TRANSFER AGREEMENT (this "Agreement") is made and entered into as of September 25, 1997, by and between ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Transferee"), and ___________ ("Transferor").

                  WHEREAS, Transferor is a partner in Salisbury Medical Office Building General Partnership, a Pennsylvania general partnership (the "Partnership"); Transferor owns the interests in the Partnership set forth on
Schedule 1.1 hereto (the "Interest"); and

                  WHEREAS, Transferor desires to contribute the Interest to Transferee on the terms and conditions set forth herein.

                  WHEREAS, the Partnership owns and operates an office building known as Salisbury Medical Office Building, which office building consists of the real property described in Exhibit A hereto (the "Real Property"), the improvements thereon and all other real and personal property associated therewith (together with the Real Property, the "Property"), all of which other real and personal property is described in Exhibit B hereto;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, Transferee and Transferor hereby agree as follows:


                                    ARTICLE I
                                  THE TRANSFER

                  Subject to the terms and conditions set forth herein, Transferor agrees to transfer to Transferee, and Transferee agrees to acquire from Transferor, the Interest. The transfer of the Interest shall be effected pursuant to the provisions of this Article I and other applicable provisions of this Agreement (the "Transaction").

                  1.1 Transfer of Interest. On the Closing Date (as hereinafter defined), in accordance with the terms and conditions set forth herein, Transferor shall transfer to Transferee, and Transferee shall acquire from Transferor, the Interest.

                  1.2 Purchase Price. The total consideration (the "Purchase Price") to be paid by Transferee to Transferor for the Interest shall be immediately available funds to be paid to Transferor at the Closing in the amount of ____________________.

                  1.3 Closing. The closing of the Transaction (the "Closing") shall occur simultaneously with the closing of the initial public offering (the "IPO") of shares of beneficial interest in ElderTrust, a Maryland real estate investment trust (the "REIT"), provided that if the IPO has not occurred on or before March 31, 1998, this Agreement shall terminate and neither party hereto shall have any further liability to any other party hereto.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

       Transferee hereby represents and warrants to Transferor as follows:

                  2.1 Organization, Power and Authority, and Qualification. Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has the requisite power and authority to carry on its respective business as it is now being conducted and to engage in the Transaction. Transferee has made available to Transferor complete and correct copies of the governing documents of Transferee with all amendments as in effect on the date of this Agreement. Transferee is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Transferee.

                  2.2 Authority Relative to this Agreement. All action of Transferee necessary to authorize the execution, delivery and performance of this Agreement by Transferee has been taken, and no other proceedings on the part of Transferee are necessary to authorize the execution and delivery of this Agreement by Transferee and the consummation by Transferee of the Transaction.

                  Neither the execution and delivery of this Agreement by Transferee nor the consummation by Transferee of the Transaction nor compliance by Transferee with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Transferee is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee or any of the properties or assets of Transferee.


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                  2.3 Binding Obligation. This Agreement has been duly and
validly executed and delivered by Transferee to Transferor and constitutes a valid and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  2.4 Brokers. Transferee has not employed any broker or finder, or incurred any liability therefor, in connection with the Transaction contemplated by this Agreement.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

       Transferor hereby represents and warrants to Transferee as follows:

                  3.1 Status. Transferor is not a "foreign person" under Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  3.2 Authority Relative to this Agreement. Neither the execution and delivery of this Agreement by Transferor, nor the consummation by Transferor of the Transaction nor compliance by Transferor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of the Partnership, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement, easement, restriction or other instrument or obligation to which Transferor or the Partnership is a party or by which Transferor or the Partnership or the Property may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferor, the Partnership or the Property, except in the case of (ii) or (iii) for violations, breaches, or defaults (A) which would not in the aggregate have a material adverse effect on the business or financial condition of Transferor, the Partnership, the Transaction or the Property or (B) for which waivers or consents have been obtained or, as listed on Schedule 3.2, will be obtained prior to the date of the Closing.

                  3.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Transferor to Transferee and constitutes a valid and binding agreement of Transferor, enforceable against Transferor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.


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                  3.4 Brokers. Transferor has not employed any broker or finder, or incurred any liability therefor, in connection with the Transaction contemplated by this Agreement.

                  3.5 Title to Assets. Transferor has good and valid title to the Interest, free and clear of any Liens (as hereinafter defined). The Partnership has good and valid title to the Personal Property. To Transferor's knowledge, the Property is not subject to any imperfections in title, easements, liens, mortgages, encumbrances, pledges, claims, charges, options, defects, preferential purchase rights or other encumbrances (collectively referred to herein as "Liens") except for the following ("Permitted Liens"):

                  (i) Liens for real property taxes and assessments or for fire dues, library dues or similar assessments not yet delinquent;

                  (ii) Liens that are not material in character, amount, or extent and do not materially detract from the value, or interfere with the use of, the Partnership's assets subject thereto or affected thereby or otherwise materially impair the business operations being conducted or proposed to be conducted thereon;

                  (iii)    the Mortgage Debt (as hereinafter defined); and

                  (iv)     Liens shown on Schedule 3.5 hereto.

                  3.6 Debt. The Property is encumbered by the mortgage indebtedness described on Schedule 3.6 hereto (the "Mortgage Debt"). Except for the Mortgage Debt, the Partnership has no material indebtedness other than indebtedness incurred by it in its ordinary course of business. To Transferor's knowledge, there exists no default, or event which with the passage of time or notice or both would constitute a default with respect to the Mortgage Debt or any other debt of the Partnership that has not been cured or that would have a material adverse effect on the business or financial condition of the Partnership, the Transaction or the Property.

                  3.7 Financial Statements. The financial statements of the Partnership attached as Schedule 3.7 hereto (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of the Partnership as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations for the periods indicated.

                  3.8 Financial Condition. Since June 30, 1997, there has been no material adverse change in the business or financial condition of the Partnership.


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                  3.9 Leases. Except as set forth on Schedule 3.9 hereto, the
Partnership has not entered into any leases, tenancies or other rights of occupancy in effect on the date hereof with respect to the Property. Each of the leases referenced in Schedule 3.9 (the "Leases") has been delivered to or made available to Transferee and is presently unamended (or with respect to each such lease that has been amended, all amendments thereto have been delivered or made available to Transferee) and, to Transferor's knowledge, are in full force and effect without material default.

                  3.10 Contracts. The Partnership is not a party to and neither Transferor nor the Partnership is bound by any contracts or other understandings, written or oral, that relate to the Interest or the Property, except for contracts or understandings that are not material to the business and operations of the Property (collectively, the "Contracts," which term shall not be construed to include any leases). Neither Transferor nor the Partnership, as applicable, nor, to Transferor's knowledge, any other party thereto has breached or defaulted under the terms of any Contract, except for such breaches or defaults that would not have a material adverse effect on the business or operations of the Partnership or the Property.

                  3.11 Permits. To the knowledge of Transferor, the Partnership has all such franchises, certificates, licenses, permits and other authorizations from government political subdivisions, regulatory authorities or any other person or entity (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Property as it is currently being used, except where the failure to possess such Permits would not have a material adverse effect on the business or financial condition of the Partnership or the Property, and to Transferor's knowledge, the Partnership is not in violation of any Permit in any material respect and all Permits of the Partnership are valid and in full force and effect.

                  3.12. Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Transferor's knowledge, threatened against Transferor or the Partnership, or any properties or rights of Transferor or the Partnership, that would have a material adverse effect on the business or financial condition of Transferor or the Partnership, the Transaction or the Property before any court or administrative, governmental or regulatory authority or body, domestic or foreign. None of Transferor, the Partnership, the Interest or the Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or financial condition of the Partnership, the Transaction or the Property.

                  3.13 Compliance with Laws. To Transferor's knowledge, the Partnership has not received any written or other actual notice of any material violation of any applicable zoning regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation or

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requirement, including applicable subdivision laws, relating to the Property or the business or operations thereon, which remains uncured, and, to Transferor's knowledge, there are no such violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Partnership or the Property.

                  3.14 Taxes. Except for such matters as in the aggregate shall not result in a material adverse effect on the business or financial condition of the Partnership, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of the Partnership have been filed through the date hereof or will be filed on or before the date of the Closing in accordance with all applicable laws, (ii) there is no action, suit or proceeding pending against, or with respect to, the Partnership or the Property in respect of any tax nor is any claim for additional tax asserted by any such authority, and (iii) all taxes (including related penalties, interest and additional amounts) imposed upon the Partnership and required to be reported on a return required to be filed (without regard to any applicable extensions) on or before the date hereof have been paid or will be paid prior to the delinquency thereof.

                  3.15 Insurance. To Transferor's knowledge, each of the insurance policies with respect to the Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due. To Transferor's knowledge, the Partnership has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Property or notices of cancellation or intent to cancel any such insurance.

                  3.16 Employees.  The Partnership has no employees.

                  3.17 Utilities. To the knowledge of Transferor, usable public sanitary and storm sewers, public water, and gas and electrical utilities (collectively, the "Public Utilities"), of adequate capacity for the operation of the Property, are installed in, and are duly connected to, the Property and can be used without any charge except the normal and usual metered charges imposed for such Public Utilities. No amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

                  3.18 Environmental. For the purpose of this Section 3.18, the term "Hazardous Substances" shall mean substances defined as a "hazardous waste," "hazardous substance," or "toxic substance" under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Clean Water

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Act, 33 U.S.C. ss. 1251, et seq., the Toxic Substance Control Act, 15 U.S.C. ss.
2601, et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., as any of the preceding have been amended prior to the date of the Closing, and any other federal, state or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of human health from environmental effects of Hazardous Substances and which are applicable to the Property.

                  To Transferor's knowledge, and except as may be revealed in the Phase I Environmental Report prepared for the Property by Roy F. Weston, Inc., dated July, 1997, (i) no Hazardous Substances are present in, on or under the Property that require remediation under applicable law or would have a material adverse affect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the Property, the Partnership or the Transaction, (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Property, except for liabilities that would not have a material adverse effect on the business or financial condition of the Partnership or the Property, and (iii) the Partnership has not caused or allowed any discharge or disposal of any Hazardous Substances at the Property except in compliance with Environmental Laws. The Partnership has not received any written notice from any governmental agency or instrumentality having jurisdiction thereof of any violation of any Environmental Laws which remains uncured or unremediated.

                  3.19     [INTENTIONALLY DELETED]

                  3.20 Pending Assessments and Eminent Domain. Transferor has no knowledge of, and neither Transferor nor the Partnership have received notice of, any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would materially affect in any manner any portion of the Property.

                  3.21 Governmental Proceedings. There is no governmental action or governmental proceeding (zoning or otherwise) or governmental investigation pending or, to Transferor's knowledge, threatened against or relating to the Property or the transactions contemplated by this Agreement.

                  3.22 No Agreements. Except as set forth on Schedule 3.22, other than the Leases, the Property is not subject to any outstanding agreement of sale or lease, option to purchase or other right of any third party to acquire any interest therein.
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                                   ARTICLE IV
                     COVENANTS AND AGREEMENTS OF TRANSFEROR

                  Transferor hereby covenants and agrees with Transferee that prior to the date of the Closing:

                  4.1 Actions Affecting Assets. Except in the ordinary course of business, Transferor shall not permit the Partnership to sell, assign, pledge, transfer or encumber, or enter into any other material consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto without Transferee's prior consent.

                  4.2 Access to Property and Records. Upon reasonable notice and during regular business hours, Transferor shall give Transferee and Transferee's authorized representatives full access to the Partnership's personnel and all properties, documents, contracts, facilities, books, equipment and records of the Partnership, relating to the Property to conduct its investigations, including, without limitation, surveys, site analyses, soil tests, engineering studies, and other investigations.

                  4.3 Permits. Transferor shall cause the Partnership to maintain all Permits in full force and effect, and will file timely all reports, statements, renewal applications and other filings, and will pay timely all fees and charges in connection therewith that are required to keep the Permits in full force and effect.

                  4.4 Contracts. Transferor will not permit the Partnership to enter into any new Contracts with respect to the Property except in the ordinary course of the business of the operation of the Property.

                  4.5 Insurance. Transferor shall cause the Partnership to maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

                  4.6 Taxes and Assessments. Transferor shall cause the Partnership to pay or discharge before delinquent all tax liabilities and obligations, including without limitation those for federal, state or local income, property, unemployment, withholding, sales, transfer, stamp, documentary, use and other taxes.

                  4.7 Binding Commitments. Transferor shall not make nor permit the Partnership to make any commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any


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manner be binding upon Transferee or the Property without Transferee's prior consent, except such agreements that would not have a material adverse effect on the Property.

                  4.8 Compliance with Law. The operations of the Partnership and the Property will be conducted in compliance with all applicable laws, including, without limitation, all such laws regulations, orders and requirements promulgated by any governmental authority or relating to environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of the Partnership or the Property.

                  4.9 Operation of Property. Transferor shall cause the Partnership to operate and maintain the Property in the same manner as the Partnership has heretofore operated the Property.


                                    ARTICLE V
                          CONDITIONS TO CONSUMMATION OF
                                  BY TRANSFEREE

                  The obligation of Transferee to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  5.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferor in this Agreement or in any document delivered by Transferor pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  5.2 No Material Adverse Change. There shall have been no material adverse change in the value or condition of the Property or the Partnership since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business which do not have a material adverse effect on the business or financial condition of the Transaction, the Partnership or the Property.

                  5.3 Title Insurance. Commonwealth Land Title Insurance Company (the "Title Company") shall have issued to Transferee an ALTA owners title insurance policy effective as of the date of the Closing or an unconditional commitment therefor insuring fee simple title to the Property to be vested in Transferee in the amount of at least Six Hundred Twenty-Five Thousand Eight


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Hundred Dollars ($625,800), subject to no exceptions other than Permitted Liens
(other than the Mortgage Debt), with such endorsements and otherwise in form acceptable to Transferee in its sole and absolute discretion.

                  5.4 No Order or Injunction. The consummation of the Transaction shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction nor shall there be any pending or threatened condemnation proceeding with respect to the Property or any portion thereof.

                  5.5 Consents. All consents listed on Schedule 3.2 or otherwise necessary for the execution and delivery of this Agreement by Transferor and the consummation of the Transaction by Transferor have been obtained.

                  5.6 Instruments of Conveyance. The Transferor shall have delivered the instruments evidencing conveyance of the Interest referred to in
Section 7.1.

                  5.7 IPO Closing. The IPO shall close simultaneously with the Transaction.

                  5.8 Simultaneous Closing. The Transaction shall close simultaneously with the closing under the agreements listed on Schedule 5.8 hereof.


                                   ARTICLE VI

                           CONDITIONS TO CONSUMMATION
                          OF TRANSACTION BY TRANSFEROR

                  The obligation of Transferor to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  6.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferee in this Agreement or in any document delivered by Transferee pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  6.2 Consents. All consents necessary for the consummation of the Transaction by Transferee shall have been obtained.

                  6.3 IPO Closing. The IPO shall close simultaneously with the Transaction.

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                  6.4 Simultaneous Closing. The Transaction shall close
simultaneously with the closings under the agreements listed on Schedule 5.8 hereof.


                                   ARTICLE VII
                                   THE CLOSING

                  Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof.

                  7.1 Closing Deliveries by Transferor. At Closing, Transferor shall deliver (or cause to be delivered pursuant to the Power of Attorney referred to in Section 10.8) the following:

                           (a) a written  document  of  conveyance  transferring
                  to Transferee title to the Interest, free and clear of any adverse claim or interest;

                           (b) a certification by Transferor, duly executed by
                  Transferor under penalty of perjury, setting forth Transferor's address and federal tax identification number and certifying that such Transferor is not a "foreign person" under Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

                           (c) such documents and certificates as Transferee may
                  require to establish the authority of the parties executing any documents in connection with the Transaction;

                           (d) such consents as are contemplated by Section 5.5
                  hereof;

                           (e) a certificate of Transferor certifying that the
                  representations and warranties of Transferor set forth herein are true and correct in all material respects as of the Closing Date; and

                           (f) such other documents and instruments as
                  Transferee and Transferor agree are necessary or appropriate.

                  7.2 Closing Deliveries by Transferee. At Closing, Transferee shall deliver or cause to be delivered the following:

                           (a) the Purchase Price;


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                           (b) a certificate of Transferee certifying that the
                  representations and warranties of Transferee set forth herein are true and correct in all material respects as of the Closing Date;

                           (c) such other documents and instruments as
                  Transferor and Transferee agree are necessary or appropriate.

                  7.3 Closing Costs. Transferee agrees to pay all costs associated with the closing of the acquisition of the Interest by Transferee, including (i) survey costs, (ii) costs of obtaining a title insurance policy for the benefit of Transferee, (iii) documentary and transfer fees, and (iv) all taxes, recording charges and other fees imposed on or in connection with the Transaction.


                                  ARTICLE VIII
                               REMEDIES ON DEFAULT

                  8.1 Transferor's Remedies. Except for any breaches waived in writing by Transferor, if Transferee fails to consummate the Transaction when required to do so pursuant to the provisions hereof, then Transferor shall be entitled to terminate this Agreement as the exclusive and sole right and remedy of Transferor (except as provided in this sentence), whereupon this Agreement shall terminate and none of the parties shall have any further obligations to any other party, provided, however, that in such event Transferee shall reimburse Transferor for all reasonable costs incurred by Transferor in connection with the Transaction, provided that the amount to be reimbursed by Transferee shall not exceed Twenty-Five Thousand Dollars ($25,000).

                  8.2 Transferee's Remedies. Except for any breaches waived in writing by Transferee, if any Transferee has breached any of his covenants or obligations under this Agreement or has failed, refused or is unable to consummate the Transaction by the date of the Closing when and as required to do so hereunder, then Transferee shall have the right to bring an action at law or in equity seeking the specific performance of the obligations of Transferor hereunder and in addition thereto or in lieu thereof, Transferee may avail itself of any other remedies available at law or in equity on account of such breach, provided, however, the amount of money damages that Transferee may recover from Transferor shall not exceed Twenty-Five Thousand Dollars ($25,000).

                  8.3 Limitation on Transferor's Liability. Any liability of Transferor to Transferee pursuant to Section 8.2 shall be limited to the Purchase Price.

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


                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 Indemnification by Transferor. Transferor hereby indemnifies and agrees to defend and hold harmless Transferee, and its officers, directors, employees, agents and successors and assigns and its general partners and any officers, trustees, directors, employees, agents and successors and assigns of such general partners ("Transferee Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferee Indemnitee, the Property, or any part thereof, whether before or after date of the Closing, as a result of, on account of or arising from (a) the failure of Transferor to perform any of his obligations hereunder or, to the extent provided in Section 10.1, the breach by Transferor of any of his representations and warranties hereunder, (b) events, contractual obligations, acts or omissions of Transferor or the Partnership that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance (other than Permitted Liens) created, arising or accruing prior to the date of the Closing, regardless of when asserted, relating to the Property or its operation, including, without limitation, any and all liabilities for federal or state income taxes or other taxes, which shall not have been set forth or specifically described in this Agreement or the Schedules and the Exhibits hereto. The obligations of Transferor under this Section 9.1 shall survive the Closing.


                  9.2 Indemnification by Transferee. Transferee hereby indemnifies and agrees to defend and hold harmless Transferor, and his respective successors and assigns ("Transferor Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferor Indemnitee, the Property, or any part thereof, whether before or after the date of the Closing, as a result of, on account of or arising from (a) the failure of Transferee to perform any of its obligations hereunder or, to the extent provided in Section 10.1, the breach by Transferee of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of Transferee that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any damage to the Property caused by Transferee in connection



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

with any studies, investigations or tests conducted by Transferee pursuant to
Section 4.2 hereof. The obligations of Transferee under this Section 9.2 shall survive the Closing.


                                    ARTICLE X
                               GENERAL PROVISIONS

                  10.1 Survival of Liability with Respect to Representations and Warranties. (a) It is the express intention and agreement of the parties that the representations and warranties of Transferee and Transferor set forth in this Agreement shall survive the consummation of the Transaction for a period of one (1) year from the date of the Closing except that the representation and warranty of Transferor set forth in Section 3.18 hereof shall survive the consummation of the Transaction for a period of two (2) years from the date of the Closing. Such representations and warranties shall expire and be terminated and extinguished forever at the expiration of such period. Any written notice given within such period setting forth a claim must set forth the nature and details of the claim with specificity.

                  (b) Transferor's liability shall be limited to twenty percent (20%) of the Purchase Price.

                  10.2 Notices. All notices, demands, requests or other communications which may be or are required to be given or made by either Transferor or Transferee to the other pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

                  If to Transferor:  ___________________
                                     c/o Senior LifeChoice, L.L.C.
                                     2393 Kimberton Road
                                     Suite 200
                                     Kimberton, Pennsylvania 19442

                  If to Transferee:  Eldertrust Operating Limited Partnership
                                     c/o ElderTrust
                                     General Partner
                                     415 McFarlan Road
                                     Suite 202
                                     Kennett Square, Pennsylvania  19348
                                     Attention: Edward B. Romanov, Jr.
                                                President and Chief Executive
                                                Officer

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

or such other address as the addressee may indicate by written notice to the other party.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  10.3 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of Maryland (but not including the choice of law rules thereof).

                  10.4 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Transferor (if the assignor is Transferee) or Transferee (if the assignor is Transferor), which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect, except that Transferee may assign all or a portion of this Agreement and its rights hereunder, to a corporation, partnership, limited liability or other entity of which the entire ownership interest is owned directly or indirectly by Transferee without the consent of Transferor; no such assignment shall relieve Transferee of its obligations hereunder.

                  This Agreement shall be binding upon and shall inure to the benefit to the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

                  10.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  10.6 Entire Agreement; Amendment. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Transaction and are intended to be an integration of all prior negotiations and understandings. Contributor and Transferee shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  10.7 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  10.8 Power of Attorney. By executing this Agreement pursuant to Letter of Acceptance, Transferor is constituting and appointing each of Edward B. Romanov, Jr. and D. Lee McCreary, Jr., individually, with full power of substitution, the true and lawful attorney-in-fact (the "Attorney") of Transferor, with full power and authority in the name of and for and on behalf of Transferor, to execute an instrument of conveyance transferring the Interest to Transferee pursuant to the terms set forth in this Agreement, and to execute any other instruments that Transferee reasonably deems necessary or appropriate in connection with the transfer of the Interest pursuant to this Agreement.

                  10.9 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  10.10 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                  IN WITNESS WHEREOF, Transferor has executed a separate Letter of Acceptance agreeing to be bound by the terms of this Agreement and Transferee has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                                   TRANSFEREE:

                                   ELDERTRUST OPERATING LIMITED
                                   PARTNERSHIP

                                   By: ElderTrust Realty Group, Inc.,
                                       general partner


                                       By:__________________________________
                                          Name:_____________________________
                                          Title:____________________________

                          [COUNTERPART SIGNATURE PAGE]



         Please sign exactly as your name appears on the previous page.





                                     __________________________________
                                                   Date



STATE OF                )
                        :  SS.
COUNTY OF                       )

                  On the _______ day of ______________ 1997, before me
personally came ____________, to me known and known to me to be the individual described in the foregoing instrument, and acknowledged that he executed the same.



                                                      __________________________
                                                              Notary Public

                                EXHIBIT SCHEDULE
                                ----------------

Partner                            Cash Amount                  Interest
-------                            -----------                  --------

Gregory M. Stevens                  $104,300                      1/6
Robert W. Campion, Jr.               104,300                      1/6










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